Exhibit 23.2

           INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS' CONSENT



To the Board of Directors and Stockholders of Olympic Cascade Financial Corporation
Chicago, Illinois


We hereby consent to the incorporation by reference in this Registration Statement of Olympic Cascade Financial Corporation and Subsidiary on Form S-3 of our report dated December 18, 2002 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ GRASSI & CO. PC.
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Lake Success, New York
July 13, 2004